EX-99.h.1.ii
AMENDMENT NO. 1 TO

SCHEDULE A

DELAWARE POOLED TRUST

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF JUNE 22, 2010

The Core Focus Fixed Income Portfolio
The Core Plus Fixed Income Portfolio
The Emerging Markets Portfolio
The Emerging Markets Portfolio II
The Focus Smid-Cap Growth Equity Portfolio
The Global Fixed Income Portfolio
The Global Real Estate Securities Portfolio
The High-Yield Bond Portfolio
The International Equity Portfolio
The International Fixed Income Portfolio
The Labor Select International Equity Portfolio
The Large-Cap Growth Equity Portfolio
The Large-Cap Value Equity Portfolio
The Real Estate Investment Trust Portfolio
(also known as Delaware REIT Fund)
The Real Estate Investment Trust Portfolio II
The Select 20 Portfolio

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                                     DELAWARE POOLED TRUST
for its series set forth in this Schedule A

By:           /s/ DOUGLAS L. ANDERSON                                          By:           /s/ PATRICK P. COYNE
Name:       Douglas L Anderson                                                         Name:      Patrick P. Coyne
Title:        Senior Vice President                                                          Title:        President